ChromaDex Earnings Conference Call Third Quarter 2022 Rob Fried Chief Executive Officer Brianna Gerber SVP, Finance / Interim Chief Financial Officer Nasdaq: CDXC | November 2022

SAFE HARBOR STATEMENT This presentation and other written or oral statements made from time to time by representatives of ChromaDex contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward- looking statements reflect the current view about future events. Statements that are not historical in nature, such as 2022 financial outlook, and which may be identified by the use of words like “expects,” “anticipates,” “intends,” “estimates,” “plans,” “potential,” “possible,” “probable,” “believes,” “seeks,” “may,” “will,” “should,” “could,” “predicts,” “projects,” “continue,” “would” or the negative of these terms and other words of similar meaning, are forward-looking statements. Such statements include, but are not limited to, statements contained in this presentation relating to our expected sales, cash flows (including achieving cash flow break-even), planned investments, and financial performance, business, business strategy, expansion, growth, key drivers (including cost savings and increased investments), products and services we recently offered and their impact on our performance or products and services we may offer in the future and the timing of their development, sales and marketing strategy and capital outlook. Forward-looking statements are based on management’s current expectations and assumptions regarding our business, the economy and other future conditions and are subject to inherent risks, uncertainties and changes of circumstances that are difficult to predict and may cause actual results to differ materially from those contemplated or expressed. We caution you therefore against relying on any of these forward-looking statements. These risks and uncertainties include those risk factors discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities Exchange Commission (the “Commission”), and in subsequent filings with the Commission. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in these filings with the Commission. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned. Important factors that could cause actual results to differ materially from those in the forward looking statements include but are not limited to: the impact of the COVID-19 pandemic on our business and operations, as well as the business or operations of our suppliers, customers, manufacturers, research partners and other third parties with whom we conduct business; our relationships with major customers; our ability to maintain our sales, marketing, and distribution capabilities; inflationary conditions and adverse economic conditions nationally and internationally; the market and size of the vitamin mineral and dietary supplement market; decreased demand for our products and services; market acceptance of our products; the ability to protect our intellectual property rights; impact of any litigation or infringement actions brought against us; competition from other providers and products; risks of conducting business in China; risks in product development; our reliance on of a limited number of third-party party suppliers for certain raw materials; inability to raise capital to fund continuing operations; changes in government regulation; the ability to complete customer transactions and capital raising transactions, and other factors relating to our industry, our operations and results of operations. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. About Non-GAAP Financial Measures ChromaDex’s non-GAAP financial measures, Adjusted EBITDA including legal expense and Adjusted EBITDA excluding legal expense, are defined as net income before interest, depreciation, amortization, non-cash share-based compensation costs, severance and restructuring expense, other income from the Employee Retention Tax Credit and legal expense (in the case of Adjusted EBITDA excluding legal expenses only). ChromaDex used these non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. These non-GAAP measures should not be viewed in isolation from or as a substitute for ChromaDex’s financial results in accordance with GAAP. Reconciliation of these non-GAAP measures to the most directly comparable GAAP measures are attached to this presentation. FDA Disclaimer Statements made in this presentation have not been evaluated by the Food and Drug Administration. ChromaDex products are not intended to diagnose, treat, cure, or prevent any disease. The statements in this presentation are for investor relations and educational purposes only and not intended for consumers or vendors. SAFE HARBOR STATEMENT 2

3 Q3 2022 & Recent Highlights • Total company and Tru Niagen® net sales down (1)% each YoY, with 7% growth in E-Commerce. • Delivered strong gross margins of 59.8% despite inflationary pressures in global supply chains. • Selling and marketing expense was lower as a percentage of net sales YoY (34.4% vs 41.7%), reflecting focus on most efficient, direct response E-Commerce channel, as well as digital media efficiencies. • Legal expense of $1.3 million decreased by $4.4 million YoY, driven by lower litigation activity. • Net loss was $(1.0) million or $(0.01) per share, compared to a net loss of $(8.9) million or $(0.13) per share in Q3 2021. • Underlying business, as measured by Adjusted EBITDA including legal expense, delivered a loss of $(1.2) million, an improvement of $5.1 million YoY. Adjusted EBITDA excluding legal expense was a profit of $0.1 million.(1) • Significant advancements in China strategy. Sinopharm Xingsha debuted Tru Niagen® at China International Natural Health Nutrition Expo (NHNE), a major trade show. Signed JV to pursue Blue Hat approval for Tru Niagen® in China. • Signed long-term supply agreement with Nestlé Health Science, extending non-exclusive rights to sell Niagen® in multi-ingredient dietary supplements. Includes initial purchase commitment of approximately $2.0 million in 2022. • Ended the quarter with $13.3 million in cash. Following the quarter, raised $7.7 million, net of offering costs, with Nestlé Health Science and existing strategic investors. Targeting cash flow break-even in the fourth quarter of 2022.(2) Delivering on strategy of bottom line focus in the current macroeconomic environment. Prioritizing investments in E-Commerce, which is a consistent growth driver and efficient channel that we expect to continue optimizing in the fourth quarter of 2022. (1) See slide 12 for the non-GAAP reconciliation (2) As measured by Adjusted EBITDA including legal expense

Management Team Rob Fried Chief Executive Officer E-Commerce & entertainment industry executive Savoy Pictures, Columbia Pictures, Fried Films, FeeIn, WHN, Healthspan Research Fadi Karam Chief Marketing Officer Former Nestlé executive Deep brand building experience, across traditional retail as well as E-Commerce platforms 4 Brianna Gerber SVP, Finance / Interim Chief Financial Officer Over 20 years of diverse experience in investment management and finance at the Capital Group, Mattel, and ChromaDex Heather Van Blarcom SVP, Legal & Corporate Secretary Over two decades of industry experience with extensive knowledge of FDA and FTC regulations Andrew Shao SVP, Global Regulatory & Scientific Affairs Over two decades of global nutrition industry experience at Amway, Herbalife Nutrition, and the Council for Responsible Nutrition.

The information contained in this documents is confidential, privileged and only for the information of the intended recipient and may not be used, published or redistributed without the prior written consent (2019) 5 Financial Highlights

6 Q3 2022 Net Sales Mix E-Commerce 61% Watson's & Other B2B 24% Niagen® Ingredient 10% Analytical Reference Standards & Services 4% Other Ingredients 1% Q3 2021 $17.3 MM E-Commerce 66% Watson's & Other B2B 19% Niagen® Ingredient 11% Analytical Reference Standards & Services 4% Other Ingredients 0% $17.1 MM Q3 2022 • Tru Niagen® net sales remained at 85% of net sales for Q3 2022 and Q3 2021(1) • Niagen®-related net sales increased to 96% of net sales in Q3 2022 compared to 95% in Q3 2021(2) Lower mix of Watson's & Other B2B sales compared to prior year as Q3 2022 sales were impacted by the COVID-19 headwinds for distributor partners. (1) Tru Niagen® net sales include E-Commerce, Watson’s/Other B2B (2) Niagen®-related sales include Tru Niagen® and Niagen® ingredient

7 Q3 2022 Net Sales Q3 2022 Net Sales ($ in millions) 11.3 3.3 1.8 0.7 0.0 E-Commerce Watson's & Other B2B Niagen® Ingredient Analytical Reference Standards & Services Other Ingredients $14.6 Growth Rates YoY % (vs Q3 2021) QoQ % (vs Q2 2022) +7% (6)% (23)% +29% +7% +22% (9)% (9)% (66)% +320% (1)% +2% Tru Niagen® business down (1)% year-over-year driven by lower Watson's and Other B2B sales, largely offset by higher E-Commerce sales, and remained relatively flat sequentially. Total

8 YTD 2022 Net Sales ($ in millions) Total Strong growth in E-Commerce and growth in Niagen® ingredient business, partially offset by decline in Watson's & Other B2B sales. Year-to-Date 2022 Net Sales +3% +11% (17)% +5% (6)% (24)% YoY % (vs YTD 2021) $44.0 34.2 9.8 4.4 2.3 0.3 E-Commerce Watson's & Other B2B Niagen® Ingredient Analytical Reference Standards & Services Other Ingredients

2020 – 2022 YTD Net Sales Summary

($ in millions)

	2020					2021					2022		
Description	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
E-Commerce	$8.2	$8.1	$8.7	$9.5	$34.5	$9.6	$10.6	$10.5	$11.1	$41.8	$10.9	$12.0	$11.3
Watsons	1.8	1.3	2.5	2.1	7.6	1.6	2.9	2.6	2.2	9.3	2.6	1.5	2.6
Other B2B	1.1	2.3	0.8	0.8	5.0	1.3	1.8	1.6	0.8	5.6	1.4	1.0	0.7
Total TRU NIAGEN	***11.1***	***11.7***	***11.9***	***12.3***	***47.1***	***12.4***	***15.4***	***14.8***	***14.1***	***56.7***	***14.9***	***14.5***	***14.6***
NIAGEN Ingredient	2.0	2.0	0.9	2.2	7.1	1.2	1.3	1.7	2.5	6.7	1.1	1.5	1.8
NIAGEN Related Revenues	***13.1***	***13.7***	***12.8***	***14.6***	***54.2***	***13.6***	***16.7***	***16.4***	***16.6***	***63.4***	***16.0***	***16.0***	***16.4***
Other Ingredients	0.5	0.9	0.6	0.1	2.1	0.1	0.2	0.1	0.2	0.7	0.3	0.0	0.0
Analytical Reference Standards & Services	0.7	0.7	0.8	0.8	3.0	0.9	0.8	0.8	0.9	3.4	0.9	0.7	0.7
Total Net Sales	*$14.3*	*$15.3*	*$14.2*	*$15.4*	*$59.3*	*$14.7*	*$17.7*	*$17.3*	*$17.8*	*$67.4*	*$17.2*	*$16.7*	*$17.1*
TRU NIAGEN as % of Total Net Sales	*78 %*	*77 %*	*84 %*	*80 %*	*79 %*	*85 %*	*87 %*	*85 %*	*79 %*	*84 %*	*86 %*	*87 %*	*85 %*
NIAGEN Related Revenues as % of Total Net Sales	*91 %*	*90 %*	*90 %*	*94 %*	*91 %*	*93 %*	*94 %*	*95 %*	*94 %*	*94 %*	*93 %*	*95 %*	*96 %*
YOY Growth Rate - Net Sales													
Total Company	43 %	38 %	18 %	18 %	28 %	2 %	16 %	22 %	15 %	14 %	18 %	(5)%	(1)%
NIAGEN Related	53 %	40 %	22 %	20 %	32 %	4 %	22 %	29 %	14 %	17 %	18 %	(4)%	(1)%
Total TRU NIAGEN	50 %	34 %	22 %	21 %	31 %	12 %	31 %	24 %	14 %	20 %	20 %	(6)%	(1)%
Sequential Growth Rate - Net Sales													
Total Company	10 %	7 %	(7)%	9 %		(5)%	21 %	(2)%	3 %		(3)%	(3)%	2 %
NIAGEN Related	8 %	5 %	(7)%	14 %		(6)%	22 %	(1)%	1 %		(4)%	(1)%	2 %
Total TRU NIAGEN	10 %	5 %	2 %	4 %		1 %	24 %	(4)%	(5)%		6 %	(3)%	— %

9

10 Q3 2022 vs Q2 2022 Key P&L Metric (in thousands) Q3 2022 Q2 2022 Notes Net Sales $17,063 $16,732 Niagen® ingredient sales increased 22% driven by higher sales to new and existing partners. Tru Niagen® sales flat driven by higher Watson's sales , partially offset by lower E-Commerce sales (down (6)%) Gross Profit % of Net Sales 10,207 59.8% 10,042 60.0% Gross margin declined (20)bps driven by overall supply chain inflation, partially offset by cost savings initiatives and scale Selling and Marketing % of Net Sales 5,868 34.4% 8,021 47.9% Improvements reflect focus on most efficient, direct response, E- Commerce channel and highest return digital investments Research and Development 1,224 1,245 Roughly flat with focused strategic investments and headcount to support R&D pipeline General and Administrative 6,180 7,163 Excluding legal fees, severance & restructuring, and equity compensation expense, G&A was down by $(0.6)MM Total Operating Expense 13,272 16,429 Lower selling and marketing expense as well as lower G&A expense driven by decreased legal and share-based compensation expenses Operating Loss $(3,065) $(6,387) Lower overall operating expense, paired with higher sales

11 Q3 2022 vs Q3 2021 Key P&L Metrics (in thousands) Q3 2022 Q3 2021 Notes Net Sales $17,063 $17,308 Tru Niagen® business down (1)% driven by lower B2B sales (primarily due to COVID impacts), partially offset by growth in E-Commerce (+7%) Gross Profit % of Net Sales 10,207 59.8% 10,578 61.1% Down (130)bps primarily driven by overall supply chain inflation, including in headcount, partially offset by cost savings initiatives Selling and Marketing % of Net Sales 5,868 34.4% 7,221 41.7% Improvments reflect focus on most efficient, direct response, E- Commerce channel and highest return digital investments Research and Development 1,224 996 Up slightly due to increased investments to accelerate R&D pipeline, including headcount and related wage inflation General and Administrative 6,180 11,202 Excluding legal fees, severance & restructuring, and equity compensation expense, G&A was up by $0.1MM Total Operating Expense 13,272 19,419 Lower G&A expense driven by decreased legal expense paired with lower selling and marketing expense, partially offset by higher R&D Operating Loss $(3,065) $(8,841) Reflects lower operating expense, partially offset by lower sales and gross margin

Adjusted EBITDA Summary

ChromaDex Corporation and Subsidiaries
Reconciliation of Non-GAAP Finanical Measures
(In thousands)

	Three months ended										
	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	**Q3 2022**
Net loss, as reported	$ (5,902)	$ (3,711)	$ (4,215)	$ (6,097)	$ (7,381)	$ (5,566)	$ (8,856)	$ (5,325)	$ (7,740)	$ (6,397)	**$ (985)**
Adjustments											
Interest (income) expense	12	24	19	16	19	12	15	9	8	10	**5**
Depreciation	214	218	220	219	221	226	232	211	201	212	**235**
Amortization of intangibles	62	60	60	61	60	61	53	51	49	50	**44**
Amortization of right of use assets	92	95	97	115	126	128	131	126	299	169	**170**
Share-based compensation	1,873	1,711	1,574	1,778	1,284	1,616	1,822	1,473	1,888	1,296	**1,229**
Severance and restructuring	953	284	224	329	(10)	13	342	6	821	17	**181**
Bad debt expense	—	—	—	—	—	—	—	—	—	—	**—**
Other income - Employee Retention Tax Credit	—	—	—	—	—	—	—	—	—	—	**(2,085)**
Adjusted EBITDA including legal expense	$ (2,696)	$ (1,319)	$ (2,021)	$ (3,579)	$ (5,681)	$ (3,510)	$ (6,261)	$ (3,449)	$ (4,474)	$ (4,643)	**$ (1,206)**
Legal expense	2,380	1,844	1,896	2,468	5,010	4,150	5,640	1,626	2,341	1,727	**1,257**
Adjusted EBITDA excluding legal expense	$ (316)	$ 525	$ (125)	$ (1,111)	$ (671)	$ 640	$ (621)	$ (1,823)	$ (2,133)	$ (2,916)	**$ 51**

Q3 2022 Adjusted EBITDA including legal expense was a loss of $(1.2) million, an improvement of $5.1 million year-over-year due to lower operating expense partially offset by lower net sales, and an improvement of $3.4 million sequentially.

ChromaDex. TRU NIAGEN 12

13 Q3 2022 Operating Loss vs Q3 2021 (8.8) 4.4 0.5 1.3 (0.1) (0.1) (0.2) (0.2) (3.1) Q3 2021 Operating Loss Legal Equity Comp (G+A) Sales & Marketing Other G+A Volume Gross Margin Decline Research and Development Q3 2022 Operating Loss (9.0) (8.0) (7.0) (6.0) (5.0) (4.0) (3.0) (2.0) (1.0) 0.0 -$0.6 MM+$6.3 MM ($ in millions)

14 Quarterly Balance Sheet Highlights (in thousands) 12/31/19 12/31/20 3/31/21 6/30/21 9/30/21 12/31/21 3/31/22 6/30/22 9/30/22 Key Drivers (YoY for 2022 YTD) Cash $ 18,812 $16,697 $44,691 $38,778 $33,102 $28,219 $20,993 $17,072 $13,262 Cash used in operations to grow the business Inventory 11,535 11,683 12,762 12,183 12,676 13,601 15,307 15,753 15,636 Investments to support growth Trade Receivables 2,175 2,694 4,647 5,999 5,295 5,226 6,310 4,228 4,744 Driven by mix of customer sales and timing of collections Accrued Liabilities 4,415 6,133 7,328 5,569 6,331 6,481 8,126 6,696 6,756 Driven by changes in expenses Accounts Payable 9,626 9,445 11,693 9,970 10,804 10,423 9,780 10,197 9,119 Driven by changes in advertising and inventory expenses Equity $20,445 $16,424 $43,832 $42,142 $35,449 $31,727 $25,877 $20,778 $21,023 Driven by net loss Invested in future growth, continued to manage working capital. Raised $7.7 million net of offering costs in October 2022.

Quarterly Cash Flow Highlights

(in thousands)	FY 2019	FY 2020	3/31/21	6/30/21	9/30/21	12/31/21	FY 2021	3/31/22	6/30/22	9/30/22
Net Loss	$ (32,147)[4]	$ (19,925)	$ (7,381)	$(5,566)	$(8,856)	$(5,325)	$(27,128)	$(7,740)	$(6,397)	$(985)[7]
Working Capital	2,026[1]	383	258	(4,390)	942	(1,670)	(4,915)	(1,923)	923	(4,461)[7]
Cash From / (Used for) Operations	**(20,439)** [1]	**(10,600)**	**(5,405)**	**(7,895)**	**(5,919)**	**(4,944)**	**(24,163)**	**(7,198)**	**(3,832)**	**(3,740)**
Cash From / (Used for) Investing	(249)	(165)	(46)	(265)	(96)	(2)	(409)	(25)	(85)	(52)
Cash From / (Used for) Financing	16,884[2][3]	**8,650**	33,445[5]	2,247[6]	339	63	**36,094**	(3)	(4)	(18)
Net Increase / (Decrease) in Cash	**$ (3,804)**	**$ (2,115)**	**$ 27,994**	**$ (5,913)**	**$(5,676)**	**$(4,883)**	**$11,522**	**$(7,226)**	**$(3,921)**	**$(3,810)**
Ending Cash Balance	**$ 18,812**	**$ 16,697**	**$ 44,691**	**$38,778**	**$33,102**	**$28,219**	**$28,219**	**$20,993**	**$17,072**	**$13,262**

Investments to grow the business and protect our IP, while managing working capital.

1. Includes $4 million deferred revenue related to the upfront payment from Nestlé.
2. Includes $10 million issuance of convertible notes, net of $565,000 of issuance costs.
3. Includes $7 million issuance of common stock, net of $226,000 of issuance costs.
4. Includes $2.2 million write-off of receivables from Elysium.
5. Includes $25 million issuance of common stock, net of $129,000 of issuance costs, and includes $8.6 million proceeds from exercise of stock options.
6. Includes $2.2 million issuance of common stock, net of $299,000 of issuance costs, and include $0.4 million proceeds from exercise of stock options.
7. Includes $2.1 million related to the Employee Retention Tax Credit (no net cash flow impact).

ChromaDex. TRU NIAGEN 15

16 2022 Financial Outlook (in thousands) 2020 Actual 2021 Actual 2022 Full Year (“FY”) Outlook Key Drivers (Current FY Outlook) Net Sales $59,257 $67,449 High single digits growth YoY (unchanged from last quarter's outlook) • Tailwinds:E-Commerce • Headwinds: COVID-19 impact on Watsons and New Zealand and Australia Distributor Gross Margin % (as a % of net sales) 59.5% 61.5% Approximately 60% (unchanged from last quarter's outlook) • Impact from cost inflation, and increased headcount in supply chain to support future growth, partially offset by cost saving initiatives Selling, Marketing & Advertising (as a % of net sales) 35.4% 42.0% Down as a % of net sales (unchanged from last quarter's outlook) • More efficient spend of resources to drive Tru Niagen® brand awareness with emphasis on E- Commerce Research & Development(1) $3,415 $3,832 Up approximately $1 million (unchanged from last quarter's outlook) • Increased investments to accelerate R&D pipeline, including new NAD precursor development General & Administrative(1)(2) $30,765 $36,379 Down approximately $6 to $8 million (previously down $6 to $7 million) • Significant reduction in legal expense, and reduction in executive headcount Expect to achieve cash flow break-even or better in the fourth quarter of 2022, as we focus on our efficient E-Commerce channel and implement a leaner cost structure. (1) Certain prior period results have been reclassified to be consistent with the current period presentation. (2) G&A as reported

17 Q3 2022 Financial Highlights - Recap • Total net sales of $17.1 million in Q3 2022 ((1)% YoY, +2% versus Q2 2022) • Continued progress building the Tru Niagen® brand ◦ Tru Niagen® net sales of $14.6 million in Q3 2022 ((1)% YoY, flat vs Q2 2022) • Strong gross margin of 59.8% ((20)bps vs Q2 2022 and (130)bps vs Q3 2021) ◦ Gross margin of 59.8% in Q3 2022 versus 60.0% in Q2 2022 and 61.1% in Q3 2021 ◦ Declines are primarily driven by overall input cost and wage inflation, as well as modest increases in headcount to scale the business, partially offset by favorable business mix • Marketing efficiency driven by focus on investments with measurable return ((730)bps YoY, (1,350)bps versus Q2 2022) ◦ Selling and marketing expense of 34.4% of net sales in Q3 2022 compared to 47.9% in Q2 2022, and 41.7% in Q3 2021 ◦ Pivoted our focus to the most efficient, direct response E-Commerce channel • General and administrative expense (G&A) was $6.2 million, down $(1.0) million sequentially primarily due to lower legal spend and lower overall headcount related expense. G&A was down $(5.0) million YoY primarily due to lower legal expense. Excluding legal fees, severance & restructuring, and equity compensation expense, G&A was up by $0.1 million YoY and down $(0.6) million sequentially. • Net loss was $(1.0) million or $(0.01) per share, compared to a net loss of $(8.9) million or $(0.13) per share in Q3 2021 • Adjusted EBITDA including legal expense was a loss of $(1.2) million, an improvement of $5.1 million YoY The third quarter net sales were impacted by lower sales to our B2B partners due to COVID-19 headwinds and timing. These impacts were largely offset by lower operating expenses for solid bottom-line performance.

The information contained in this documents is confidential, privileged and only for the information of the intended recipient and may not be used, published or redistributed without the prior written consent (2019) The Science 18

1 Science Continues to Expand • Seven new human trials on nicotinamide riboside registered since prior update:¹ • State University of New York at Buffalo (August 2022) • The objective is to examine the benefits of NR supplementation on sleep and cognitive function in older adults and to explore its impacts on serum brain-derived neurotrophic factor (BDNF). • Poor sleep quality and short sleep duration may be a mechanistic component of cognitive impairment in older adults that is associated with a decline in BDNF. • 50 participants will receive 1000mg NR daily or placebo for 12 weeks. • Nestlé (August 2022) • The purpose of this study is to compare the effect of three NAD+ precursors (NR, NMN, and NAM) on whole blood NAD metabolome. • Currently, it is not clear how various NAD+ precursors compare in their ability to increase NAD+ levels in human blood. • 68 participants will receive 500mg NAM, 1000mg NR, 1000mg NMN, or placebo for 14 days. • Haukeland University Hospital (September 2022) • The primary objective of the NOPARK Open Label Extension Study is to monitor NR use for long term safety. The secondary objective is to monitor long term NR use among Parkinson’s disease (PD) patients and observe the clinical progression of PD. • Upon completing their participation in the original NOPARK Study (expected completion March 2024) participants will be offered to receive NR until the Open Lab Extension Study is completed, and the data analyzed for the primary and secondary outcomes. • 400 participants will receive 1200mg NR daily for up to 3 years (1) There are 78 ongoing, completed, and published clinical studies currently registered on clinicaltrials.gov to investigate the pharmacokinetics and therapeutic effects of NR alone or in combination with other ingredients. 62 of these use NR only. Clinicaltrials.gov also includes two niacin studies and one device monitoring registry for a total of 81 under the search term “nicotinamide riboside.” (As of October 26, 2022)

2 Science Continues to Expand • University of Pittsburgh (September 2022) • To establish the feasibility of a randomized clinical trial investigating the effects of NR in pediatric patients with ulcerative colitis (UC) and to evaluate the effects of NAD+ repletion on intestinal epithelial mitochondrial structure and function in human UC patients. • The study hypothesis is that NR will alleviate mitochondrial dysfunction and restore metabolic homeostasis in the intestinal epithelium in pediatric patients with UC. • 40 participants will receive 250-900mg NR or placebo (each + standard of care) daily based on patient weight for 6 months to 1 year. • Mayo Clinic (October 2022) • The purpose of this study is to determine the effects of NR supplementation in adult-onset symptoms of mitochondrial myopathy. • 34 participants will receive 1000mg NR or placebo daily for 12 months. • Haukeland University Hospital (October 2022) • The purpose of this study is to determine the optimal biological dose of NR in individuals with Parkinson’s disease (PD). • The study will investigate the response to escalating daily doses of NR from 1000mg, to 2000 mg, to 3000mg over 12 weeks in 80 PD patients, in order to determine the optimal biological dose of NR in PD. • University of Copenhagen (October 2022) • The purpose of this study is to investigate whether aerobic exercise, time restricted feeding, or NR can slow aging. • Although physical exercise is known to increase healthspan, the effects of dietary interventions such as time restricted feeding and NR on aging lacks evidence in humans. It is hypothesized that NAD+ precursors provide similar, superior benefits to these markers when compared to placebo. • 80 participants will be assigned to aerobic exercise, time restricted feeding, or NR for 12 weeks. • Four new research studies signed through ChromaDex External Research Program (CERP)² (2) 250+ research collaborations for Niagen® signed with research institutes and universities around the world. More than 90% of the studies are investigator initiated and were developed to support applications for or receipt of third-party funding. The studies may not have been initiated if investigators were unable to secure funding.

3 Recent Peer-Reviewed Clinical Publications • Journal of the American College of Cardiology - Wang et al., 2022 - "Safety and Tolerability of Nicotinamide Riboside in Heart Failure With Reduced Ejection Fraction." - September 2022 • The study objective was to assess the safety and tolerability of NR in patients with Stage C heart failure with reduced ejection fraction (HFrEF). Additionally, the effects of NR on white blood cells' mitochondrial respiratory function, inflammation and whole blood nicotinamide adenine dinucleotide (NAD+) levels were assessed. • The promising results from this study demonstrate that high-dose NR was safe and well-tolerated, almost doubling whole blood NAD+ levels, increasing white blood cell mitochondrial respiratory function and decreasing the expression of inflammatory markers. • This study marks a major milestone as it is the first study to investigate the safety and tolerability of NR in a randomized placebo-controlled trial of patients with heart failure, a crucial step that will pave the way for future clinical research. • Neuropediatrics - Steinbruecker et al., 2022 - "Nicotinamide Riboside for Ataxia Telangiectasia: Report of an Early Treated Individual." - October 2022 • The case study investigated the effect of NR in an individual with ataxia telangiectasia (AT) and recurrent bacterial infections. • Neurological examination after 7 and 11 months of NR supplementation showed a clearer and more fluid speech and improvement in fine motor skills and movement disorder in one 3.5-year-old male child with AT. • Use of antibiotics and frequency of hospitalizations due to infections were reduced by more than 90%. • This study replicates the previous finding of a positive effect of NR treatment in patients with AT by Veenhuis et al., 2021.

Scientific Advisory Board Charles Brenner, Ph.D. Alfred E Mann Family Foundation Chair, Department of Diabetes & Cancer Metabolism City of Hope World's Foremost Authority on NAD Metabolism Roger Kornberg, Ph.D. Chairman Professor of Structural Biology Stanford University Nobel Prize Winner, Chemistry, 2006 Rudolph Tanzi, Ph.D. Kennedy Professor of Neurology Harvard University Leading Alzheimer's Researcher, TIME 100 Most Influential 2015 Dr. Bruce German Chairman of Food, Nutrition, & Health University of California, Davis Leader in Food, Nutrition, & Wellness Innovation Professor Sir John Walker, Ph.D. Emeritus Director, MRC Mitochondrial Biology University of Cambridge Nobel Prize Winner, Chemistry, 1997 Brunie H. Felding, Ph.D. Associate Professor of Molecular Medicine Scripps Research Institute Renowned Breast Cancer Researcher focused on NAD+ supplementation Dr. David Katz President of True Health Initiative CEO of Diet ID World renowned physician & preventive medicine expert 22

Basic Physiological Functions are NAD+ Dependent

INTRINSIC CAPACITY DOMAIN

Based on World Health Organization's definition

	VITALITY	LOCOMOTION	COGNITION	SENSORY	PSYCHOLOGICAL
	Energy metabolism Hormonal function Cardio-respiratory function	Muscle strength Balance Gait	Memory Intelligence Problem-solving	Vision Hearing	Mood Emotional vitality
Number of clinical trials (active)*	14	9	3	4	0
Number of clinical trials (complete)*	9	5	4	0	0
% of all registered Niagen® clinical trials**	47%	31%	14%	8%	0%
Conditions Studied	Type II Diabetes (Insulin Sensitivity) Altered Glucose and Lipid Metabolism Non-Alcoholic Fatty Liver Heart Failure Hypertension Arterial Stiffness Vascular Function Immunity/Inflammation Chronic Kidney Disease	Parkinson's Disease Ataxia Telangiectasia Exercise Capacity/ Performance Muscle Function/Strength Sarcopenia	Mild Concussion Mild Cognitive Impairment Alzheimer's Disease	Neuropathies *(e.g. Diabetic Neuropathy, Peripheral Neuropathy)* Small Nerve Fiber Degeneration	

*Source: Based on Niagen® NR trials registered on clinicaltrials.gov. Used ChromaDex classification into intrinsic capacity domains. As of October 26, 2022. Chart includes suspended trials but does not include pharmacokinetic or terminated trials.
**Based on Niagen® nicotinamide riboside (NR) clinical trials listed on clinicaltrials.gov

ChromaDex

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